Exhibit 99.1

For Immediate Release

Rebecca Metz:

Metz Communications

Rebecca.Metz@Embarcadero.com

Tel: (512) 306-0618

Embarcadero Technologies Appoints Michael Shahbazian as Senior Vice President and Chief Financial Officer and Promotes Raj Sabhlok to Senior Vice President, Operations

San Francisco, CA. October 20, 2005 – Embarcadero Technologies®, Inc. (Nasdaq: EMBT), a leading provider of data lifecycle management solutions, today announced the appointment of Michael Shahbazian to senior vice president and chief financial officer and the promotion of Raj Sabhlok, its former chief financial officer, to senior vice president of operations. Both executives will report directly to Embarcadero Technologies chief executive officer, Stephen Wong.

“Today’s announcement marks a critical step in our plans to broaden and strengthen the management team as Embarcadero continues to build and expand its business,” said Stephen Wong, Embarcadero’s CEO. “With Mike’s deep experience and strong track record as a chief financial officer of both public and private companies and Raj’s highly valuable contributions in corporate and product strategy, we believe we have the executive team to bring the company to the next level.”

Mr. Shahbazian brings over 30 years of diverse high technology experience, including CFO roles in public and private companies. Most recently, he was senior vice president and chief financial officer of Niku Corporation, which was acquired by Computer Associates. He also served as CFO of ANDA Networks, Inventa Technologies, and Walker Interactive. Prior to these roles, Mr. Shahbazian spent nearly 20 years with Amdahl Corporation in a variety of senior finance positions. Mr. Shahbazian holds a B.S. in Business from California State University, Fresno, and a MBA from the University of Southern California, Los Angeles, California.

Mr. Sabhlok, who has served as Embarcadero’s CFO since the company’s initial public offering over five and a half years ago, helped Embarcadero grow from a private company to a leading provider of data lifecycle solutions. Now, as Embarcadero focuses on building comprehensive data management solutions, Mr. Sabhlok will drive

Embarcadero’s corporate growth strategy with direct responsibility for guiding the company’s marketing, product management, and business development activities. Prior to Embarcadero, Sabhlok spent five years at BMC Software as director of business development. Before joining BMC, Sabhlok held a number of technical, marketing, and sales management positions during his seven years at The Santa Cruz Operation. Sabhlok holds a B.A. in Mathematics from the University of California, Santa Cruz, and a MBA from Duke University.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 companies, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131.

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Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause future results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to risks related to change in management and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Factors that may Affect Future Results” in the Company’s most recent Quarterly Report on Form 10-Q and the Annual Report on Form 10-K/A. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.